UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2019

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRAN	The Nasdaq Stock Market LLC
Purchase Rights of Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 3, 2019, Francesca’s Holdings Corporation (the “Company”) issued a press release announcing the appointment of Richard Emmett, a current director, as its new chair of the Company’s Board of Directors (the “Board”), effective November 1, 2019. Richard Kunes will continue to serve as chair of the Board until November 1, 2019 and will continue to serve on the Board until January 31, 2020. The Company also announced the Board has begun exploring expansion of the size of the Board, using a search process commenced by its Nominating and Governance Committee in accordance with the Nominating and Governance Committee’s policies and criteria. The possible expansion is subject to identifying additional qualified and experienced candidates.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release issued by Francesca’s Holdings Corporation on September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: September 3, 2019	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer